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                          PROMISSORY NOTE                          EXHIBIT 10.4


$2,400,000                                              Minneapolis, Minnesota
                                                              December 3, 1997


    FOR VALUE RECEIVED, the undersigned, REUTER MANUFACTURING, INC., a
Minnesota corporation, (the "Borrower"), hereby agrees and promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association, or its assigns (the "Holder"), at its office at 2338 Central Avenue Northeast, Suite 200, Minneapolis, Minnesota 55418, or such other place as the Holder may from time to time designate, the principal sum of TWO MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($2,400,000), and to pay interest on the unpaid principal balance from the date hereof until this Note is fully paid at the rate of interest hereinafter set forth. Both the principal amount of this Note and interest accrued thereon shall be payable in coin or currency which at the time of payment is legal tender for the payment of public or private debts in the United States of America. The principal amount of and interest accrued on this Note are payable in installments due as follows:

    (1) From and after the date hereof, interest shall accrue on the outstanding principal amount of this Note at a rate per annum equal to the rate of interest from time to time publicly announced by U.S. Bank National Association as its "Reference Rate" plus one and thirty-five one hundredth percent (1.35%). The Borrower, in a one-time election provided at any time from and after the date of this Note, may request that interest on the entire loan accrue and be payable, from and after the date selected, at a fixed rate equal to the Government Yield (as defined in Exhibit A hereto), plus three percent (3.0%) (the "Fixed Rate Option"). The Loan shall accrue interest from and after such effective date at the Fixed Rate Option. Such election shall be made in a writing to the Holder delivered three Business Days prior to the date of such election. "Reference Rate" shall mean the rate of interest from time to time publicly announced by U.S. Bank National Association as its reference rate. For purposes of determining the interest rate hereunder, such interest rate shall change as and when the Reference Rate shall change. Interest accrued on the outstanding principal amount of this Note shall be payable in consecutive monthly installments commencing on January 1, 1998 and continuing on the first day of each month thereafter until the entire principal amount of this
         Note is paid in full. Borrower also shall pay interest on any overdue installment of principal from the due date thereof until paid at an interest rate per annum equal at all times to two percent (2%) per annum in excess of the interest rate set forth above, which interest shall be payable upon demand.

    (2) The principal amount of this Note shall be payable in fifty-nine (59) monthly installments, commencing on January 1, 1998 and continuing on the first day of each month thereafter through and including November 1, 2002 in the amount of $13,333 each, and one (1) payment on December 1, 2002 in the amount of $1,613,353.

    (3) If not sooner paid in full, the entire remaining unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall become due and payable on December 1, 2002 (the "Maturity Date").

    The Borrower acknowledges and agrees that the Holder shall make certain arrangements to fund the principal of the Fixed Rate Option hereunder at a fixed rate of interest, and that payment of


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the principal amount of the Fixed Rate Option, except upon the schedule of installments set forth above, may result in costs to the Holder arising from such arrangements. Due to the difficulty of calculating these exact costs at all times, the Borrower agrees that upon any payment of the principal of the Fixed Rate Option hereof, other than in accordance with the schedule of installments, an additional amount shall be payable calculated in accordance with Exhibit A attached hereto (the "Yield Prepayment Premium").

     Any prepayment of this Note shall be accompanied by accrued interest. In the event Borrower prepays this Note, Borrower shall pay the Holder a prepayment premium of $18,000, which shall be in addition to amounts which may be due as the Yield Prepayment Premium.

    All payments made under this Note shall be applied first to interest accrued and unpaid on, and then to the unpaid principal amount of, this Note.

    This Note is secured by and pursuant to the terms of that Security
Agreement of even date herewith by the Borrower in favor of the Holder (the "Security Agreements") and is also secured pursuant to the terms of that Mortgage and Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement of even date herewith by the Borrower in favor of the Holder (the "Mortgage").

    The Borrower hereby waives presentment for payment, protest and notice of non-payment and hereby consents without affecting its liability to any extension or alteration of the time or terms of payment hereof, any renewal, any release of any security which may be given for the payment hereof, and any release of, or resort to any party liable for payment hereof.

FACILITY FEE

     The Borrower shall pay to the Lender on the date hereof a facility fee in an amount equal to $13,000.

REPORTING

    Until the principal amount of this Note and all interest accrued thereon has been paid in full, unless the Holder shall otherwise consent in writing, the Borrower shall furnish to the Holder:

         (a) all reports required to be delivered by the Borrower to the Holder pursuant to the terms of that Financing Agreement of even date herewith by and between the Borrower and the Holder, and

         (b) from time to time, such other information regarding the business, operation and financial condition of the Borrower as the Holder may reasonably request.

COVENANTS

    Until the principal amount of this Note and all interest accrued thereon has been paid in full, unless the Holder shall otherwise consent in writing:

         (a) The Borrower will maintain its corporate existence in good standing under the laws of Minnesota.

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         (b)  The Borrower will timely file all tax returns and reports which are required by law to be filed by it (except for tax returns and reports for which the Borrower has received an extension) and will pay before they become delinquent, all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including those of suppliers, mechanics, carriers, warehousemen, landlords and other like persons) which, if unpaid, might result in the creation of a lien upon its property except for such taxes, assessments, and government charges and levies which are contested in good faith for which adequate reserves have been established on the Borrower's books.

         (c) The Borrower will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

         (d) The Borrower will comply in all material respects with all laws, rules and regulations to which it may be subject.


EVENTS OF DEFAULT; REMEDIES

    The occurrence of any one or more of the following events shall constitute an Event of Default under this Note:

         (a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on this Note;

         (b) Any representation or warranty made by or on behalf of the Borrower in this Note or by or on behalf of the Borrower in any certificate, statement, report or document herewith or hereafter furnished to the Holder pursuant to this Note shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

         (c) The Borrower shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or for a substantial part of the property thereof and shall not be discharged within 60 days, or the Borrower shall make an assignment for the benefit of creditors.

         (d) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower, and, if instituted against the Borrower shall have been consented to or acquiesced in by the Borrower or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Borrower.

         (e) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower and, if instituted against the Borrower, shall be consented to or acquiesced in by the Borrower or shall remain for 60 days undismissed.

         (f) A judgment or judgments for the payment of money in excess of the sum of $75,000 in the aggregate shall be rendered against the Borrower and the Borrower shall not

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discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgment by such judgment creditor, within 60 days from the date of entry thereof, and within said period of 60 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         (g) Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 60 days after the issuance thereof.

         (h) Any default or event of default shall occur and be continuing under the Security Agreement.

         (i) Any default or event of default shall occur and be continuing under the Mortgage.

         (j) Any default or event of default shall occur and be continuing under that Letter of Undertaking of even date herewith from the Borrower to the Holder.

         (k) Any demand for payment, in whole or in part, is made under that Financing Agreement of even date herewith by and between the Borrower and the Holder (as the same may be amended, modified, supplemented or restated).

         (l) Any default or event of default shall occur and be continuing under that promissory note of even date by the Borrower in favor of the Holder in the original principal amount of $270,000 (as same may be amended, modified, supplemented or restated).

         (m) Any default or event of default shall occur and be continuing under that promissory note of even date by the Borrower in favor of the Holder in the original principal amount of $1,000,000 (as same may be amended, modified, supplemented or restated).

It is agreed that time is of the essence in the performance of this Note. Upon the occurrence of any Event of Default, as defined in the terms of this Note, the Holder hereof shall have the right and option to declare, without notice, demand, presentment for payment and notice of non-payment all of which Borrower hereby expressly waives, all the remaining unpaid principal and accrued interest evidenced by this Note to be immediately due and payable and the Holder may, without notice, immediately exercise any right of setoff and enforce any lien or security interest securing payment hereof. Upon the occurrence of an Event of Default hereunder the Borrower agrees to pay the costs of collection including attorney's fees.

    The remedies of the Holder, as provided herein, shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of the Holder and may be exercised as often as the occasion therefor shall arise. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

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GOVERNING LAW, JURISDICTION; WAIVER OF JURY TRIAL

    This Note is made pursuant to and shall be construed in accordance with the laws of the State of Minnesota.

    The Borrower hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Note, waives any argument that venue in such forums is not convenient and agrees that any litigation instigated by the Borrower against the Holder in connection with this Note shall be venued in either the District Courts of Hennepin County, Minnesota, or the United States District Court for the District of Minnesota, Fourth Division.

    BY THE BORROWER'S EXECUTION AND DELIVERY HEREOF, AND BY THE HOLDER'S ACCEPTANCE HEREOF, EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT OF A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR ARISING FROM ANY CREDIT RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

    IN WITNESS WHEREOF, the Borrower has executed this Note as of the day and year first above written.

                                  REUTER MANUFACTURING, INC.


                                  By:  /s/ James W. Taylor
                                       ----------------------
                                  Its: President


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                                      EXHIBIT A
                            CALCULATION OF FUNDING LOSSES

    The Borrower agrees to pay the Holder a prepayment premium as described in this exhibit upon any prepayment, voluntary or involuntary, of the principal amount of the Fixed Rate Option of this Note (the "Loan"). Because there is no readily available index of rates payable on the loans such as the Loan, nor any assurance that the Holder could replace the Loan with a similar loan, the Borrower and the Holder agree that changes in the yields on U.S. government securities provide a reasonable approximation for changes in interest rates generally. For purposes of this section, the following terms shall have the meanings given below

    "GOVERNMENT YIELD": As of any date of determinations the yield (converted as necessary to the equivalent semi-annual compound rate) on U.S. Treasury securities having a maturity date closest to the weighted average maturity of the Loan (to the scheduled installment dates), as published in THE WALL STREET JOURNAL (or, if not so published, as determined by the Holder by using the average quotes obtained by the Holder from three primary dealers that market U.S. Treasury securities in the secondary market). "U.S. Treasury securities" means actively traded U.S. Treasury bonds, bills and notes and, if more than one issue of U.S. Treasury securities is scheduled to mature at or about the time of the end of the weighted average maturity of the Loan, then to the extent possible the U.S. Treasury security issued most recently prior to the date of determination will be chosen as the basis of the Government Yield.

    "INTEREST DIFFERENTIAL": As of the date of any full or partial prepayment, the rate of interest applicable to the Loan MINUS the sum of the Government Yield as of the date of prepayment and the Issuance Spread.

    "ISSUANCE SPREAD" The amount by which the Holder's cost of funds exceeded the Government Yield as of the day of the making of the loans.

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